Exhibit 99.2

Hexcel Corporation and Subsidiaries
Net Sales by Segment and Market
For the Quarters Ended June 30, 2015 and 2014, March 31, 2015 and 2014
and the Six-Month Periods Ended June 30, 2015 and 2014

	Unaudited
	Commercial	Space &
(In millions)	Aerospace	Defense	Industrial	Total

Second Quarter 2015
Composite Materials	$ 244.0	$ 67.4	$ 62.1	$ 373.5
Engineered Products	80.7	20.6	0.9	102.2
Total	$ 324.7	$ 88.0	$ 63.0	$ 475.7
	68%	19%	13%	100%

First Quarter 2015
Composite Materials	$ 237.8	$ 69.7	$ 59.9	$ 367.4
Engineered Products	82.5	19.2	2.7	104.4
Total	$ 320.3	$ 88.9	$ 62.6	$ 471.8
	68%	19%	13%	100%

Second Quarter 2014
Composite Materials	$ 225.5	$ 66.8	$ 69.3	$ 361.6
Engineered Products	82.7	25.3	0.5	108.5
Total	$ 308.2	$ 92.1	$ 69.8	$ 470.1
	65%	20%	15%	100%

First Quarter 2014
Composite Materials	$ 224.8	$ 68.6	$ 62.9	$ 356.3
Engineered Products	78.4	27.0	-	105.4
Total	$ 303.2	$ 95.6	$ 62.9	$ 461.7
	66%	21%	13%	100%

Year to date June 30, 2015
Composite Materials	$ 481.8	$ 137.1	$ 122.0	$ 740.9
Engineered Products	163.2	39.8	3.6	206.6
Total	$ 645.0	$ 176.9	$ 125.6	$ 947.5
	68%	19%	13%	100%

Year to date June 30, 2014
Composite Materials	$ 450.3	$ 135.4	$ 132.2	$ 717.9
Engineered Products	161.1	52.3	0.5	213.9
Total	$ 611.4	$ 187.7	$ 132.7	$ 931.8
	66%	20%	14%	100%